EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Second Quarter Results

FITZGERALD, Ga., July 17, 2014 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $1,335,000, or $0.16 per diluted share for the second quarter of 2014 compared to $611,000, or $0.07 per diluted share for the comparable 2013 period, while net income available to shareholders for six months ended June 30, 2014 was $2,149,000, or 0.25 per diluted share compared to $1,178,000, or $0.14 per share for the comparable 2013 period. This increase of 82.43 percent in net income for the comparable six month period was primarily driven by a reduction in provision for loan losses, an increase in net interest income and an increase in noninterest income. "While the financial results reflect marked improvement, also noteworthy was the significant reduction in our non-performing assets to $31.59 million at June 30, 2014. This reflects a 19.35 percent reduction from the previous quarter end and marks the lowest level of non-performing assets since 2008," said Ed Loomis, President and Chief Executive Officer. "Our strong regulatory capital base combined with sustained earnings and credit quality improvement has positioned Colony for future market and operational opportunities."

Capital

Colony continues to maintain a strong regulatory capital position to be categorized as "well-capitalized" by regulatory benchmarks. At June 30, 2014, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 10.80 percent, 16.44 percent and 17.69 percent, respectively, compared to 10.57 percent, 15.81 percent and 17.06 percent, respectively, at December 31, 2013 and to 10.36 percent, 15.63 percent and 16.89 percent, respectively, at June 30, 2013. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the second quarter of 2014, the Company reported net interest income of $9.53 million and a net interest margin of 3.61 percent compared to $9.46 million and 3.64 percent, respectively, for second quarter 2013, while net interest income for first half 2014 was $18.72 million and a net interest margin of 3.54 percent compared to $18.50 million and 3.55 percent, respectively, for first half 2013. Though the low interest rate environment continues to be challenging for the banking industry, the company continues to focus on maximizing its net interest margin through deposit and loan pricing guidance and balance sheet restructuring.

Asset Quality

The Company continues to closely monitor our substandard and non-performing assets and focus on problem asset resolution. Substandard assets that include non-performing assets totaled $47.12 million at June 30, 2014 compared to $53.41 million and $58.15 million, respectively, at December 31, 2013 and June 30, 2013. Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 32.54%, 38.18% and 43.00%, respectively, at June 30, 2014, December 31, 2013 and June 30, 2013. Non-performing assets decreased significantly from the previous quarter end to $31.59 million or 4.22 percent of total loans and other real estate owned as of June 30, 2014. This compares to $39.61 million or 5.17 percent and $41.18 million or 5.42 percent, respectively, as of December 31, 2013 and June 30, 2013. Loan loss reserve methodology resulted in three months ended June 30, 2014 provision for loan losses of $0.48 million compared to $1.20 million for the comparable 2013 period, while in six months ended June 30, 2014 the provision for loan losses was $0.81 million compared to $2.7 million for the comparable 2013 period. With continued stabilization in the economy, we expect continued improvement in our substandard assets.

Other real estate ("OREO") totaled $12.21 million at June 30, 2014 compared to $15.50 million and $16.13 million, respectively, at December 31, 2013 and June 30, 2013. We continue to devote much time and effort in reducing our level of OREO properties and the current balance is at the lowest level in a number of quarters. Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the second quarter of 2014 net charge-offs were $1.72 million, or 0.23 percent of average loans as compared to net charge-offs of $1.17 million, or 0.16 percent of average loans in second quarter 2013, while first half 2014 net charge-offs were $2.14 million, or 0.29 percent of average loans as compared to net charge-offs of $2.48 million, or 0.34 percent of average loans in first half 2013. The loan loss reserve was $10.47 million on June 30, 2014, or 1.42 percent of total loans compared to $11.81 million, or 1.57 percent on December 31, 2013 and to $12.96 million, or 1.74 percent on June 30, 2013. Management believes that the 2014 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of substandard assets to be adequately reserved at June 30, 2014.

Noninterest Income

Total noninterest income increased in the comparable periods as noninterest income for six months ended June 30, 2014 was $4.31 million compared to $4.25 million in the comparable 2013 period, or an increase of 1.36 percent. The significant increase was debit card interchange fees and ATM fees increasing $340 thousand, or 41.44 percent. Offsetting the increase were service charge fee income on deposit accounts decreasing $110 thousand, or 4.89 percent, mortgage fee income decreasing $79 thousand, or 30.38 percent and gains on the sale of SBA/USDA loans decreasing $352 thousand, or 100.00 percent.

Noninterest Expense

Total noninterest expense remained relatively flat as noninterest expense for six months ended June 30, 2014 was $17.16 million compared to $17.13 million for the comparable 2013 period, or an increase of 0.15 percent. Credit-related expenses continue to be a strain on earnings as write down and losses on OREO property and repossessed assets along with repossession and foreclosure expenses totaled $1.31 million in six months ended June 30, 2014 compared to $1.94 million in the comparable 2013 period, or a decrease of 32.47 percent. Salaries and employee benefit expenses increased to $8.72 million in six months ended June 30, 2014 compared to $8.32 million in the comparable 2013 period, or an increase of 4.80 percent. Occupancy expenses increased to $2.02 million in the six month period ended June 30, 2014 compared to $1.87 million in the comparable 2013 period, or an increase of 8.14 percent. Other noninterest expense decreased to $6.42 million compared to $6.95 million, or a decrease of 7.56 percent.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. Colony Bank conducts a general full service commercial, consumer and mortgage banking business through twenty-nine offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	6/30/14	6/30/13	6/30/14	6/30/13
Net Interest Income	$9,528	$9,455	$18,722	$18,501
Provision for Loan Losses	481	1,200	808	2,700
Non-interest Income	2,246	2,040	4,308	4,250
Non-interest Expense	8,291	8,739	17,157	17,131
Income Taxes	986	570	1,592	997
Net Income	2,016	986	3,473	1,923
Preferred Stock Dividend	681	375	1,324	745
Net Income Available to Common Shareholders	1,335	611	2,149	1,178

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	6/30/14	6/30/13	6/30/14	6/30/13
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,439,258	8,439,258	8,439,258	8,439,258
Earnings Per Basic Share (b)	$0.16	$0.07	$0.25	$0.14
Earnings Per Diluted Share (b)	$0.16	$0.07	$0.25	$0.14
Common Book Value Per Share	$7.96	$7.56	$7.96	$7.56
Tangible Common Book Value Per Share	$7.94	$7.54	$7.94	$7.54

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	6/30/14	6/30/13	6/30/14	6/30/13
Net Interest Margin (a)	3.61%	3.64%	3.54%	3.55%
Return on Average Assets (b)	0.47%	0.22%	0.38%	0.21%
Return on Average Total Equity (b)	5.69%	2.56%	4.63%	2.47%
Efficiency (c)	70.26%	75.80%	74.32%	75.03%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	6/30/14	6/30/13
Total Assets	$1,118,382	$1,106,454
Loans, Net of Reserves	724,939	730,920
Allowance for Loan Losses	10,470	12,957
Intangible Assets	170	206
Deposits	948,269	943,337
Common Shareholders' Equity	67,210	63,828
Common Equity to Total Assets	6.01%	5.77%
Total Equity	95,210	91,740
Total Equity to Total Assets	8.51%	8.29%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	6/30/14	6/30/13	6/30/14	6/30/13
Total Assets	$1,127,707	$1,110,107	$1,130,582	$1,117,201
Loans, Net of Reserves	728,928	727,288	728,785	725,456
Deposits	959,247	940,447	964,688	952,560
Common Shareholders' Equity	65,808	67,667	64,740	67,700
Total Equity	93,808	95,558	92,740	95,569

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	6/30/14	6/30/13	6/30/14	6/30/13
Nonperforming Loans	$19,378	$24,685	$19,378	$24,685
Nonperforming Assets	31,585	41,180	31,585	41,180
Substandard Assets	47,120	58,152	47,120	58,152
Net Loan Chg-offs (Recoveries)	1,721	1,173	2,144	2,480
Reserve for Loan Loss to Total Loans	1.42%	1.74%	1.42%	1.74%
Reserve for Loan Loss to Non-performing Loans	54.03%	52.49%	54.03%	52.49%
Reserve for Loan Loss to Non-performing Assets	33.15%	31.46%	33.15%	31.46%
Net Loan Chg-offs (Recoveries) to Avg. Total Loans	0.23%	0.16%	0.29%	0.34%
Nonperforming Loans to Total Loans	2.63%	3.32%	2.63%	3.32%
Nonperforming Assets to Total Assets	2.82%	3.72%	2.82%	3.72%
Nonperforming Assets to Total Loans And Other Real Estate	4.22%	5.42%	4.22%	5.42%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	32.54%	43.00%	32.54%	43.00%

Quarterly Comparative Data (in thousands, except per share data)
	2Q2014	1Q2014	4Q2013	3Q2013	2Q2013

Assets	$1,118,382	$1,141,836	$1,148,551	$1,113,141	$1,106,454
Loans	724,939	726,125	739,052	734,792	730,920
Deposits	948,269	976,854	987,529	949,463	943,337
Common Shareholders' Equity	67,210	64,348	61,954	62,859	63,828
Total Equity	95,210	92,348	89,954	90,815	91,740
Net Income	2,016	1,457	1,626	1,080	986
Net Income Available to Common Shareholders	1,335	814	1,241	701	611
Net Income Per Share	0.16	0.10	0.15	0.08	0.07

Key Performance Ratios	2Q2014	1Q2014	4Q2013	3Q2013	2Q2013
Return on Average Assets (1)	0.47%	0.29%	0.44%	0.25%	0.22%
Return on Average Total Equity (1)	5.69%	3.55%	5.43%	3.09%	2.56%
Common Equity to Total Assets	6.01%	5.64%	5.38%	5.65%	5.77%
Total Equity to Total Assets	8.51%	8.09%	7.81%	8.16%	8.29%
Net Interest Margin	3.61%	3.47%	3.68%	3.67%	3.64%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	June 30, 2014	Dec. 31, 2013	June 30, 2013
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$21,867	$25,692	$17,051
Federal Funds Sold	11,081	20,495	9,918
	32,948	46,187	26,969
Interest-Bearing Deposits	11,372	21,960	13,408
Investment Securities
Available for Sale, at Fair Value	276,062	263,258	267,131
Held for Maturity, at Cost (Fair Value of $32, $37 and $38 as of June 30, 2014, Dec. 31, 2013, and June 30, 2013, Respectively)	32	37	38
	276,094	263,295	267,169
Federal Home Loan Bank Stock, at Cost	2,831	3,164	3,164
Loans	735,763	751,218	744,143
Allowance for Loan Losses	(10,470)	(11,806)	(12,957)
Unearned Interest and Fees	(354)	(360)	(266)
	724,939	739,052	730,920
Premises and Equipment	24,951	24,876	25,035
Other Real Estate	12,208	15,502	16,128
Other Intangible Assets	170	188	206
Other Assets	32,869	34,327	23,455
Total Assets	$1,118,382	$1,148,551	$1,106,454

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$114,757	$115,261	$111,478
Interest-Bearing	833,512	872,269	831,859
	948,269	987,530	943,337
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	40,000	40,000	40,000
	64,229	64,229	64,229

Other Liabilities	10,674	6,838	7,148

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share; Authorized 10,000,000 Shares, Issued 28,000 Shares	28,000	28,000	27,912
Common Stock, Par Value $1 a share; Authorized 20,000,000 Shares, Issued 8,439,258 Shares as of June 30, 2014, Dec. 31, 2013 and June 30, 2013, Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	35,594	33,445	31,590
Accumulated Other Comprehensive Loss, Net of Tax	(5,968)	(9,075)	(5,346)
	95,210	89,954	91,740
Total Liabilities and Stockholders' Equity	$1,118,382	$1,148,551	$1,106,454

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Six Months Ended
	6/30/14	6/30/13	6/30/14	6/30/13
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$9,956	$10,359	$19,645	$20,720
Federal Funds Sold	8	6	17	20
Deposits with Other Banks	10	5	23	16
Investment Securities
U. S. Government Agencies	1,225	862	2,409	1,574
State, County and Municipal	23	31	51	64
Corporate Obligations/Asset-Backed Sec.	--	14	--	28
Dividends on Other Investments	29	19	59	38
	11,251	11,296	22,204	22,460
Interest Expense
Deposits	1,288	1,405	2,609	3,091
Borrowed Money	435	436	873	868
	1,723	1,841	3,482	3,959
Net Interest Income	9,528	9,455	18,722	18,501
Provision for Loan Losses	481	1,200	808	2,700
Net Interest Income After Provision for Loan Losses	9,047	8,255	17,914	15,801

Noninterest Income
Service Charges on Deposits	1,071	1,147	2,138	2,248
Other Service Charges, Commissions and Fees	639	443	1,220	847
Mortgage Fee Income	114	141	181	260
Securities Gains (Losses)	1	6	1	(2)
Other	421	303	768	897
	2,246	2,040	4,308	4,250
Noninterest Expense
Salaries and Employee Benefits	4,305	4,149	8,717	8,318
Occupancy and Equipment	1,000	935	2,020	1,868
Other	2,986	3,655	6,420	6,945
	8,291	8,739	17,157	17,131

Income Before Income Taxes	3,002	1,556	5,065	2,920
Income Taxes	986	570	1,592	997
Net Income	2,016	986	3,473	1,923

Preferred Stock Dividends	681	375	1,324	745

Net Income Available to Common Shareholders	$1,335	$611	$2,149	$1,178
Net Income Per Share of Common Stock
Basic	$0.16	$0.07	$0.25	$0.14
Diluted	$0.16	$0.07	$0.25	$0.14
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6000 (Ext 6002)